UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2013

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2013, the Board of Directors (the “Board”) of Trinity Industries, Inc. (the “Company”) amended the Company's Bylaws (as amended, the “Amended Bylaws”). The Amended Bylaws include the revisions described below as well as certain other ministerial revisions.

The Board amended Article II, Article III and Article IV of the Company's Bylaws to revise and establish procedural rules for stockholder, board, and committee meetings, including, among other things, the process of giving notice, calling a meeting, adjournment of a meeting, determination of a meeting time and place, and the establishment of a quorum. The Amended Bylaws provide that the Board can call special meetings for stockholders, the chairman of a meeting can reconvene a special meeting when a quorum is not present, electronic notice can be given for stockholder meetings, and allow the Board to adopt rules and regulations for the conduct of stockholder meetings. The Amended Bylaws also provide that the regular and special meetings of the Board can be called by the Chairman of the Board or the Presiding Director, that the Board expressly has the power to designate certain additional committees, and that each committee has the ability to adopt rules for the conduct of its meetings.

The Board amended Article III and Article V of the Company's Bylaws to revise the procedures for the election, appointment, replacement, and removal of directors, officers and committee members. The Company's Amended Bylaws classify officer positions either by election or appointment. The Company's Chief Executive Officer, President, Chief Financial Officer, Secretary, and Treasurer and one or more Senior Vice Presidents or Vice Presidents as determined by the Board (the “Elected Officers”), are elected by the Board. The Chief Executive Officer may appoint officers that are not otherwise elected by the Board (the “Appointed Officers”). The Company's Amended Bylaws include updated descriptions of the responsibilities and duties of the Elected Officers, certain Appointed Officers, and certain other officers of the Company.

The Board amended Article VI of the Company's Bylaws to clarify and modernize the indemnification provisions for the Company's directors and officers. The Company's prior Bylaws and the Amended Bylaws provide broad indemnification rights and the right to advancement of expenses to the Company's current and former directors and officers. However, the Amended Bylaws provide that, except with respect to proceedings by a director or officer to enforce indemnification rights, a director or officer will not be indemnified with respect to actions instituted by the director or officer unless the proceeding was approved by the Board. This restricts a director or officer's ability to file a derivative action against the Company and seek indemnification with respect to such claim. The Amended Bylaws also expanded the procedures with respect to the enforcement of indemnification rights, including that a director or officer may make a claim against the Company if expenses are not advanced within twenty (20) business days after compliance with the procedures for requesting an advance. In addition, other technical changes were made including, for example, the indemnification for certain ERISA taxes or penalties and the removal of a reference to “Division officers” as the Company no longer refers to officers in this manner.

The Board amended Article VII of the Company's Bylaws to expand and clarify the procedures for fixing a record date with respect to stockholder meetings, the payment of a dividend or distribution, or action by written consent of the Company's stockholders.

The foregoing description of the Amended Bylaws is not complete and is qualified in its entirety by the Amended Bylaws, which are filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
The following are filed as exhibits to this Report:
3.1     Amended and Restated Bylaws of Trinity Industries, Inc., effective September 5, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

September 11, 2013	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Trinity Industries, Inc., effective September 5, 2013.